Exhibit 21

Subsidiaries of the Registrant

XO Communications, Inc. Subsidiaries:	Jurisdiction

ITC	Utah
LHP Equipment, Inc.	Delaware
XO Alabama, Inc.	Washington
XO Arizona, Inc.	Washington
XO California, Inc.	Washington
XO Capital, Inc.	Washington
XO Colorado, LLC	Washington
XO Connecticut, Inc.	Washington
XO Data Services, LLC	Delaware
XO Delaware, Inc.	Washington
XO Domestic Holdings, Inc.	Delaware
XO D.C., Inc.	Washington
XO Florida, Inc.	Washington
XO Georgia, Inc.	Washington
XO Hawaii, Inc.	Washington
XO Idaho, Inc.	Washington
XO Illinois, Inc.	Washington
XO Indiana, Inc.	Washington
XO Interactive, Inc.	Washington
XO Intercity Holdings No. 1, LLC	Washington
XO International Holdings, Inc.	Delaware
XO Kansas, Inc.	Washington
XO Kentucky, Inc.	Washington
XO LMDS Holdings No. 1, Inc.	Nevada
XO Long Distance Services, Inc.	Washington
XO Louisiana, Inc.	Washington
XO Maine, Inc.	Washington
XO Management Services, Inc.	Washington
XO Maryland, LLC	Washington
XO Massachusetts, Inc.	Washington
XO Michigan, Inc.	Washington
XO Minnesota, LLC	Washington
XO Mississippi, Inc.	Washington
XO Missouri, Inc.	Washington
XO Nevada Merger Sub., Inc.	Delaware
XO New Hampshire, Inc.	Washington
XO New Jersey, Inc.	Washington
XO New Mexico, Inc.	Washington
XO New York, Inc.	Washington
XO North Carolina, Inc.	Washington
XO Ohio, Inc.	Washington

XO One, Inc.	Delaware
XO Oregon, Inc.	Washington
XO Pennsylvania, Inc.	Washington
XO Rhode Island, Inc.	Washington
XO Services, Inc.	Delaware
XO South Carolina, Inc.	Washington
XO Tennessee, Inc.	Washington
XO Texas, Inc.	Washington
XO Utah, Inc.	Washington
XO Virginia, LLC	Washington
XO Washington, Inc.	Washington
XO West Virginia, Inc.	Washington
XO Wisconsin, Inc.	Washington
40% Interest in Telecommunications of Nevada, L.L.C.	Delaware

XO Domestic Holdings, Inc. Subsidiary:	Jurisdiction
XO Mindshare, LLC	Washington

XO International Holdings, Inc. Subsidiaries:	Jurisdiction
XO International, Inc.	Delaware
Nextlink Global ASP	Denmark

XO Management Services, Inc. Subsidiary:	Jurisdiction
XO Management Services Nevada, Inc.	Washington

XO Intercity Holdings No. 1, LLC Subsidiary:	Jurisdiction
XO Intercity Holdings No. 2, LLC	Delaware

XO Long Distance Services, Inc. Subsidiary:	Jurisdiction
XO Long Distance Services (Virginia), LLC	Washington

NEXTLINK Global AsP Subsidiaries:	Jurisdiction
Nextlink Belgium, SRLP	Belgium
Nextlink France, SAS	France
Nextlink Deutschland, GMBH	Germany
Nextlink Netherlands, B.V	Netherlands
Nextlink United Kingdom, Ltd.	United Kingdom

XO Nevada Merger Sub., Inc.:	Jurisdiction
50% Interest in Telecommunications of Nevada, L.L.C.	Delaware